UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2018

Golub Capital Investment Corporation
(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01128	47-1893276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 666 Fifth Avenue, 18th Floor, New York, NY 10103_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01.	Entry into a Material Definitive Agreement.
On May 25, 2018, GCIC Funding LLC (“GCIC Funding”), a wholly-owned subsidiary of Golub Capital Investment Corporation (the “Company”), entered into an amendment (the "Credit Facility Amendment") to the document governing the amended and restated senior secured revolving credit facility (as amended the “Credit Facility”) by and among GCIC Funding, as the borrower, the Company, as the transferor, GC Advisors LLC, as the servicer, certain institutional lenders, Wells Fargo Bank, N.A., as the swingline lender, collateral agent, account bank, collateral custodian, and administrative agent. The Credit Facility Amendment was effective as of May 25, 2018.
The Credit Facility Amendment, among other things, (a) increased the borrowing capacity under the Credit Facility from $420 million to $500 million, (b) decreased the interest rate from one-month London Interbank Offered Rate ("LIBOR") plus 2.25% to one month LIBOR plus 2.15%, (c) extended the expiration of the reinvestment period from August 30, 2018 to May 24, 2019, (d) extended the maturity date from August 11, 2020 to May 25, 2023, and (e) amended the Credit Facility to permit borrowings in foreign currencies. The other material terms of the Credit Facility were unchanged.
As previously disclosed, the Credit Facility is secured by all of the assets held by GCIC Funding, and the Company has pledged its interests in GCIC Funding as collateral to Wells Fargo Bank, N.A., as the collateral agent, to secure the obligations of the Company as the transferor and servicer under the Credit Facility. Borrowing under the Credit Facility remains subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.
The description above is only a summary of the material provisions of the Credit Facility and is qualified in its entirety by reference to a copy of the Credit Facility Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

10.1
Sixth Amendment to Amended and Restated Loan and Servicing Agreement, First Amendment to Collection Account Agreement and First Amendment to Unfunded Exposure Account Agreement, dated as of May 25, 2018, by and among GCIC Funding LLC, as the borrower; Golub Capital Investment Corporation, as the transferor; GC Advisors LLC, as the servicer; the institutional lenders identified on the signature pages thereto; Wells Fargo Bank, N.A., as the swingline lender, collateral agent, account bank, collateral custodian, and administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Investment Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL INVESTMENT CORPORATION

Date: May 31, 2018	By: /s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer